UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 20, 2022

The Sherwin-Williams Company
(Exact Name of Registrant as Specified in Charter)

Ohio		1-04851	34-0526850
(State or other jurisdiction of incorporation)		(Commission file number)	(I.R.S. Employer Identification No.)

101 West Prospect Avenue
Cleveland,	Ohio		44115-1075
(Address of principal executive offices)			(Zip Code)
(216) 566-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.33-1/3 per share	SHW	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.Submission of Matters to a Vote of Security Holders.
On April 20, 2022, The Sherwin-Williams Company ("Sherwin-Williams") held its Annual Meeting of Shareholders ("Annual Meeting"). The final voting results for the proposals submitted for a vote of shareholders at the Annual Meeting are set forth below.

Proposal 1. The shareholders elected the following 11 nominees as directors of Sherwin-Williams to serve until the next Annual Meeting and until their successors are elected. The voting results for the 11 nominees are as follows:

Name	For	Against	Abstentions	Broker Non-Votes

Kerrii B. Anderson	198,827,949	8,397,767	891,631	18,906,913
Arthur F. Anton	179,009,197	28,230,796	877,354	18,906,913
Jeff M. Fettig	196,355,726	10,438,732	1,322,889	18,906,913
Richard J. Kramer	191,851,458	14,757,079	1,508,810	18,906,913
John G. Morikis	194,939,563	12,282,134	895,650	18,906,913
Christine A. Poon	205,174,450	1,925,412	1,017,485	18,906,913
Aaron M. Powell	204,672,612	2,554,296	890,439	18,906,913
Marta R. Stewart	205,048,215	2,233,415	835,717	18,906,913
Michael H. Thaman	203,833,958	3,411,379	872,010	18,906,913
Matthew Thornton III	204,667,699	2,472,784	976,864	18,906,913
Steven H. Wunning	199,338,409	7,691,700	1,087,238	18,906,913

Proposal 2. The shareholders approved, on an advisory basis, the compensation of the named executives. The voting results are as follows:

For	Against	Abstentions	Broker Non-Votes
190,773,681	15,736,003	1,607,663	18,906,913

Proposal 3. The shareholders approved the ratification of the appointment of Ernst & Young LLP as Sherwin-Williams' independent registered public accounting firm for 2022. The voting results are as follows:

For	Against	Abstentions	Broker Non-Votes
216,951,684	9,053,709	1,018,867	0

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SHERWIN-WILLIAMS COMPANY

April 25, 2022	By:	/s/ Stephen J. Perisutti
	Name:	Stephen J. Perisutti
	Title:	Vice President, Deputy General Counsel and Assistant Secretary